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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-12455, 333-12419 and 333-58251) and Form S-8
(Nos. 33-97358 and 333-70861) of Stillwater Mining Company of our report dated September 20, 1999 relating to the statement of net assets available for benefits of the Stillwater Mining Company, Bargaining Unit, 401(k) Plan and Trust at December 31, 1998, which appears in this Form 11-K.



/s/ PricewaterhouseCoopers LLP

Denver, Colorado
June 30, 2000